Letterhead of PricewaterhouseCoopers


                                                 PricewaterhouseCoopers
                                                 Kasumigaseki Blg., 32nd Floor
                                                 3-2-5, Kasumigaseki, Chiyoda-ku
                                                 Tokyo 100-6088, Japan
                                                 Telephone 03-5532-2100
                                                 Facsimile 03-5532-2901


                       Consent of Independent Accountants

To the Stockholders and Board of Directors of Sony Corporation (Sony Kabushiki Kaisha)

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 25, 2002, relating to the consolidated financial statements and consolidated financial statement schedules, which appears in Sony Corporation's Annual Report on Form 20-F for the year ended March 31, 2002.


/s/ PricewaterhouseCoopers
--------------------------
Tokyo, Japan
March 31, 2002